Exhibit 10.22

Financing Agreement

This Financing Agreement is made and entered into by and between Summit Financial Resources, L.P., 2455 East Parley's Way, Suite 200, Salt Lake City, Utah  84109, Attention:  Senior Portfolio Manager, and One Up Innovations, Inc., a Georgia corporation, and FoamLabs, Inc., a Georgia corporation, each at 2745 Bankers Industrial Drive, Atlanta, Georgia  30360, Attention:  President.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Definitions.  Terms defined in the singular shall have the same meaning when used in the plural and vice versa.  Terms defined in the UCC shall have the meanings set forth in the UCC, except as otherwise defined herein.  As used herein, the term:

"Acceptable Account" means an Account of Client conforming to the representations, warranties, and requirements of Section 15, Acceptable Accounts.

"Accounts" shall have the meaning set forth in the definition of Collateral.

"Account Debtor" means any person or entity obligated for payment of an Account.

"Account Due Date" means Ninety (90) days from the date of the invoice evidencing the Account.

"Advance" means an advance of any portion of the Purchase Price to or on behalf of Client.

"Advance Rate" means Eighty Percent (80%), or such other Percent as may be determined from time to time by Summit in its sole discretion.

"Agreement" means this Financing Agreement, together with any amendments, addenda, and modifications.

"Authorized Overadvance" means an Overadvance authorized in writing by Summit.

"Banking Business Day" means any day not a Saturday, Sunday, legal holiday in the State of Utah, or day on which national banks in the State of Utah are authorized to close.

"Chargeback Account" means an outstanding Purchased Account which is past the Account Due Date or is determined to no longer be an Acceptable Account.

"Client" means, individually and collectively, jointly and severally, FoamLabs and One Up, or either of them.

"Collateral" means the following personal property of Client, wherever located, now owned or existing or hereafter acquired or created, all additions and accessions thereto, all replacements, insurance or condemnation proceeds, all documents covering any of the Collateral, all leases of any of the Collateral, all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition of any of the Collateral or any interest therein, all amendments, modifications, renewals, extensions, and replacements thereof, and all products and proceeds thereof: (a) all inventory (the "Inventory"); (b) all accounts (the "Accounts"); (c) all equipment, goods and motor vehicles (collectively, the "Equipment"); (d) all general intangibles, including any and all patents, trademarks and copyrights (registered or unregistered), trade secrets, domain names and addresses, and intellectual property licenses; (e) any and all promissory notes and instruments payable to or owing to Client or held by Client; any and all leases under which Client is the lessor; any and all chattel paper in favor of, owing to, or held by Client, including, without limitation, any and all conditional sale contracts or other sales agreements, whether Client is the original party or the assignee; and any and all security agreements, collateral and titles to motor vehicles which secure any of the foregoing obligations; (f) all deposit accounts, including without limitation, all interest, dividends or distributions accrued or to accrue thereon, whether or not due; (g) all investment property, including all interest, dividends or distributions accrued or to accrue thereon, whether or not due; (h) all documents; (i) all letter-of-credit rights; (j) all supporting obligations; and (k) all balances, deposits, debts or any other amounts or obligations of Summit owing to Client, including, without limitation, any Reserve, whether or not due.

One Up Innovations, Inc.	_______
5/12/10	Initials

"Collateral Management Fee" means Four-Tenths Percent (0.4%) of the face amount of each Purchased Account for each period of Ten (10) days, or portion thereof, that the Purchased Account remains outstanding until payment in full is applied to the Purchased Account, due and payable in arrears.

"Collected Payments" means collections and payments received by Summit on Accounts of Client, less all interest, Fees and Charges, amounts due and payable to Summit by Client, deductions and setoffs.  Credits for Collected Payments shall be provisional and subject to final payment and collection of the deposited item.  For purposes of calculating interest owing, Collected Payments delivered to a bank or other agent on behalf of Summit shall be deemed received Two (2) Banking Business Days after the date of receipt of advice by Summit from the bank or agent that the Collected Payments have been credited to the account of Summit.

"Daily Funds Rate" means the prime rate as announced in the Wall Street Journal plus Two Percent (2%) divided by 360.  The initial prime rate shall be the prime rate in effect on the date of this Agreement.  The Daily Funds Rate may be adjusted from time to time as of the date of any change in the prime rate.

"Default Rate" means the Daily Funds Rate plus Ten Percent (10%) per annum.

"Equipment" shall have the meaning set forth in the definition of Collateral.

"Event of Default" shall have the meaning set forth in Section 27, Default and Remedies.

"FoamLabs" means FoamLabs, Inc., a corporation organized and existing under the laws of the State of Georgia, its successors and assigns.

"Fees and Charges" means the Collateral Management Fees and the Other Charges.

"Financing Period" means an initial period of One (1) year commencing on the date of this Agreement and thereafter successive periods of One (1) year each commencing upon completion of each prior Financing Period.

"Inventory" shall have the meaning set forth in the definition of Collateral.

"Maximum Credit Line" means Six Hundred Thousand Dollars ($600,000) or such other amount as may be determined from time to time by Summit in its sole discretion.

"One Up" means One Up Innovations, Inc., a corporation organized and existing under the laws of the State of Georgia, its successors and assigns.

"Other Charges" means any Payment Conversion Fees and all other charges and fees which may be charged by Summit pursuant to this Agreement, other than the Collateral Management Fees.

"Outstanding Advances" means Advances for which Summit has not received Collected Payments in full and includes Advances against Chargeback Accounts for which Collected Payments in full have not been received and the full re-purchase price has not been paid.

"Overadvance" means (a) the amount by which the Outstanding Advances exceed the Maximum Credit Line, or (b) the amount by which the Outstanding Advances exceed Purchased Accounts which are not Chargeback Accounts multiplied by the Advance Rate.

One Up Innovations, Inc.	_______
5/12/10	Initials

"Payment Conversion Fee" means Ten Percent (10%) of any payment received by Client on a Purchased Account which is not tendered to Summit as required in this Agreement.

"Purchase Price" of an Account means the face amount of the Account less all interest and Fees and Charges.

"Purchased Account" means an Account that has been purchased by Summit pursuant to Section 2, Purchase of Accounts.

"Qualified Bank Financing" means financing provided directly by a full service commercial bank whose deposits are insured by the Federal Deposit Insurance Corporation in the form of a revolving line of credit for which the primary collateral is Client's Accounts.  Financing provided by a subsidiary, affiliate or division of such a bank does not qualify as Qualified Bank Financing.

"Reserve" means such amount as may be determined from time to time by Summit in its sole discretion.

"Settlement Date" means dates set by Summit, which dates shall be at least weekly.

"Summit" means Summit Financial Resources, L.P., a Hawaii limited partnership, its successors and assigns.

"UCC" means the Uniform Commercial Code, as adopted now or in the future in the State of Utah.

2.           Purchase of Accounts.

Client shall request purchase of Accounts by submitting to Summit a Schedule of Accounts and Bill of Sale, copies of the invoices listed on the Schedule of Accounts and Bill of Sale, supporting documentation for such invoices as requested by Summit, and such other documentation as required by Summit.  Summit shall notify Client which Accounts are purchased by providing reports to Client.

Unless otherwise agreed in writing by Summit, upon purchase by Summit of any Account, Client shall thereafter offer all Accounts owing by that Account Debtor for purchase by Summit.  Summit may also require that all Accounts owing by that Account Debtor which Summit declines to purchase nonetheless be subject to Section 14 Collection Procedures and be paid to Summit.

Summit may purchase from Client such Acceptable Accounts as Summit elects.  All purchases shall be subject to the terms and conditions of this Agreement.  THE OBLIGATION OF SUMMIT TO PURCHASE ACCOUNTS FROM CLIENT IS DISCRETIONARY AND SUMMIT SHALL HAVE NO OBLIGATION TO PURCHASE ANY ACCOUNT FROM CLIENT, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT.  Summit may decline to purchase any Account submitted by Client for any reason or for no reason, without notice, regardless of any course of conduct or past purchases of Accounts by Summit.  Each purchase by Summit shall be a true purchase with transfer of all legal and equitable title and shall not be deemed to be a loan agreement or secured transaction.  Client shall thereafter have no right, title or interest in or to Purchased Accounts.  Client shall make appropriate entries on its books and records disclosing the sale of Purchased Accounts to Summit.

Summit shall be the sole and exclusive purchaser of Client's Accounts.  Client will not sell, factor or otherwise finance its Accounts and shall not grant any other security interest in its Accounts or Inventory.

3.           Purchase Price of Accounts.

The Purchase Price shall be payable as follows:  (i) an amount equal to the face amount of the Account multiplied by the Advance Rate shall be payable upon purchase of the Account by Summit; and (ii) the balance of the Purchase Price shall be payable after receipt of Collected Payments in full for the Purchased Account, such balance to be paid on the next Settlement Date; provided, however, that notwithstanding anything to the contrary in this Agreement, Summit shall not be obligated to make any Advance if, after making the Advance, the amount of all Outstanding Advances will exceed the Maximum Credit Line.

One Up Innovations, Inc.	_______
5/12/10	Initials

Payment shall be made in accordance with any written instructions of Client which are agreed to by Summit.  Absent other instructions, payment shall be made by mailing a check to Client.

4.           Interest, Fees and Charges.

Interest shall accrue on Outstanding Advances, both before and after judgment, from the date of disbursement until receipt of Collected Payments, at the Daily Funds Rate.  Upon occurrence of an Event of Default, interest on Outstanding Advances shall thereafter accrue, both before and after judgment, at the Default Rate until receipt of Collected Payments.

In addition, Client shall pay Summit the Fees and Charges.  The Collateral Management Fees are for monitoring of the Collateral, collection of the Accounts, and administration of this Agreement.  The Collateral Management Fees are not intended to be and shall not be construed to be interest.

Interest and Fees and Charges may be deducted from Advances or from Collected Payments.

5.           Recourse Purchases.

Unless specifically designated otherwise in writing by Summit, all Accounts shall be purchased with recourse and shall become a Chargeback Account if not paid in full by the Account Due Date.

6.           Re-Purchase Obligation and Chargeback Accounts.

If (i) a Purchased Account is not paid in full by the Account Due Date, or (ii) if at any time Summit determines that the Purchased Account is no longer an Acceptable Account, the Purchased Account shall thereupon automatically be a Chargeback Account without any action by Summit.

Client shall immediately re-purchase all Chargeback Accounts by paying Summit the amount of the outstanding Advance against the Chargeback Account, plus all accrued interest and Collateral Management Fees thereon.

Interest shall accrue on Chargeback Accounts at the Default Rate until the re-purchase amount is paid in full.

7.           Overadvance.

Authorized Overadvances shall be due upon demand by Summit.  Authorized Overadvances shall accrue interest at the Daily Funds Rate plus Three Percent (3%) per annum or such other rate as may be specified by Summit at the time of its authorization for the Authorized Overadvance.

If at any time an Overadvance exists which is not an Authorized Overadvance, Client shall immediately make payment to Summit of an amount equal to the Overadvance.  If such payment is not immediately made, interest shall accrue on the Overadvance at the Default Rate regardless of whether Summit waives the Event of Default caused by such non-payment.

8.           Reserve.

Summit may fund the Reserve by withholding amounts owing to Client for Advances or deducting amounts from Collected Payments.

One Up Innovations, Inc.	_______
5/12/10	Initials

Upon non-renewal of the Financing Period, termination of the right of Client to submit Accounts to Summit as provided in Section 20, Renewal of Financing Period and Termination of Financing, and payment of all amounts owing to Summit by Client, any balance of the Reserve shall be paid to Client, provided that if Summit has reasonable grounds to believe that any collections or other payments received by Summit may be dishonored, voided, or preferential, or claims may be made against Summit for which Client would be liable, Summit may continue to hold the Reserve so long as such matters are outstanding and unresolved.

Summit shall be free to use the Reserve as working capital or as Summit otherwise determines.  Summit shall have no obligation to segregate, not commingle, or otherwise account for the use of the Reserve.  Client shall not be entitled to any interest on the Reserve.  The Reserve shall be a debt owed to Client by Summit, payable in accordance with the terms and conditions of this Agreement.

9.           Conditions to Advances.

Summit shall not consider purchasing any Account or otherwise making any Advance under this Agreement until, at a minimum, all of the conditions set forth below have been satisfied.  All of the documents referred to below must be in a form and substance acceptable to Summit.

a.           This Agreement and all other documents contemplated to be executed and delivered to Summit prior to making any Advances have been fully executed and delivered to Summit.

b.           All of the documents contemplated by this Agreement which require filing or recording have been properly filed and recorded so that all of the liens and security interests granted to Summit in connection with this Agreement will be properly created and perfected and will have a priority acceptable to Summit.

c.           That certain UCC Financing Statement filed in favor of Marlin Leasing Corp with the Georgia Secretary of State on or about May 22, 2006, File No. 007-2006-009075, has been terminated or the security interests perfected thereby have been subordinated to the security interests granted to Summit in connection with this Agreement in a manner acceptable to Summit in Summit’s sole discretion.

d.           That certain UCC Financing Statement filed in favor of CC Funding with the Georgia Secretary of State on or about July 2, 2008, File No. 007-2008-014612, has been terminated or the security interests perfected thereby have been subordinated to the security interests granted to Summit in connection with this Agreement in a manner acceptable to Summit in Summit’s sole discretion.

e.           That certain UCC Financing Statement filed in favor of Entrepreneur Growth Capital, LLC, with the Georgia Secretary of State on or about November 13, 2009, File No. 007-2009-020583, has been terminated or the security interests perfected thereby have been subordinated to the security interests granted to Summit in connection with this Agreement in a manner acceptable to Summit in Summit’s sole discretion.

f.           That certain UCC Financing Statement filed in favor of Credit Cash NJ, LLC, with the Florida Secretary of State on or about November 13, 2009, File No. 200901522781, has been terminated or the security interests perfected thereby have been subordinated to the security interests granted to Summit in connection with this Agreement in a manner acceptable to Summit in Summit’s sole discretion.

g.           That certain UCC Financing Statement filed in favor of Entrepreneur Growth Capital, LLC, with the Florida Secretary of State on or about November 13, 2009, File No. 200901524423, has been terminated or the security interests perfected thereby have been subordinated to the security interests granted to Summit in connection with this Agreement in a manner acceptable to Summit in Summit’s sole discretion.

h.           That certain UCC Financing Statement filed in favor of Credit Cash NJ, LLC, with the Georgia Secretary of State on or about November 13, 2009, File No. 007-2009-020584, has been terminated or the security interests perfected thereby have been subordinated to the security interests granted to Summit in connection with this Agreement in a manner acceptable to Summit in Summit’s sole discretion.

All conditions precedent to Advances set forth in this Agreement are set for the sole benefit of Summit and may be waived unilaterally by Summit.

One Up Innovations, Inc.	_______
5/12/10	Initials

10.         Application of Payments and Collections.

Summit may apply payments and recoveries first to Fees and Charges, second to outstanding and accrued interest, and third to Outstanding Advances.

11.         Setoff and Deduction by Summit.

As to all amounts owing to Summit by Client, Summit may (i) deduct such amount from Collected Payments received on Accounts, (ii) setoff and deduct such amount against Advances or any amount owing by Summit to Client, (iii) demand payment from Client whereupon Client shall promptly pay such amount to Summit, or (iv) exercise any combination of the alternatives set forth in this Section or available under this Agreement, at law, or in equity.

12.         Excess Interest.

It is the intent of the parties to comply with any usury law applicable to this Agreement and to all amounts owing pursuant to this Agreement and it is understood and agreed that in no event and upon no contingency shall Client or any guarantor be required to pay interest in excess of the rate allowed by any laws of any state which are determined to be applicable and governing.  The intention of the parties being to conform strictly to any applicable usury laws, this Agreement shall be held to be subject to reduction to the amount allowed under any applicable and governing usury laws as now or hereafter construed by the courts having jurisdiction.  In the event Summit receives any interest under this Agreement in excess of any highest permissible rate under any applicable and governing law, such excess interest (including simple interest thereon at the highest permissible rate which is applicable and governing) shall be promptly applied to the amounts owing by Client hereunder and then to Outstanding Advances.  To the extent such excess interest is greater than such amounts, Summit shall promptly remit such overage to Client.

13.         Reports and Audits.

Upon request, which request may be made as frequently as determined by Summit, Client will promptly submit to Summit a current Account Debtor list, which shall include the name, address, contact person name, phone number and fax number for each active Account Debtor and such other records and reports concerning its Accounts, Inventory, the Collateral, and operations as may be requested by Summit.

Client shall, at any reasonable time and from time to time, permit Summit or any representative of Summit to conduct field audits, examine, audit, and make copies of and extracts from the records and books of, and visit and inspect the Collateral, properties and assets of, Client, and to discuss the affairs, finances, and Accounts of Client with any of Client's officers, directors, and partners and with Client's independent accountants.

14.         Collection Procedures.

a.           Unless directed otherwise in writing by Summit, Client shall promptly mail an invoice to each Account Debtor on each Purchased Account, which invoice shall be stamped or printed with a notice, in a form acceptable to Summit, stating that the Account is payable to Summit and providing payment instructions.  Except as agreed otherwise in writing by Summit, Summit shall have the exclusive right to collect and to receive all payments on all Purchased Accounts.  Client shall not otherwise bill for, submit any invoice, or otherwise attempt to collect any Purchased Account, except as authorized in writing by Summit.  Summit is authorized to notify Account Debtors of the assignment and purchase of Client's Accounts and to direct Account Debtors to make all payments on Purchased Accounts directly to Summit.

b.           Client authorizes Summit to contact Account Debtors concerning verification and payment of Accounts and to settle or compromise any Account, in the sole discretion of Summit subject only to acting in good faith.  Client hereby waives and releases any and all claims relating to or arising out of any act or omission by Summit in the verification and collection of the Accounts, excluding those based on gross negligence or intentional misconduct.

One Up Innovations, Inc.	_______
5/12/10	Initials

c.           All collections of Purchased Accounts shall be handled by Summit.  Collection of Accounts in a commercially reasonable manner does not require, and Summit is not obligated, to commence any legal action, including the sending of an attorney's demand letter, to collect any Account.  Client acknowledges and agrees that Summit is not a collection agency and will not provide debt collection services for Client's Accounts.  If any Purchased Account is not timely paid, Summit may, but is not obligated to, engage a collection agency, attorney or other service provider to collect Purchased Accounts.  All commissions, fees and charges of any such collection agency, attorney or other service provider shall be paid by Client.  CLIENT HEREBY WAIVES AND RELEASES ANY AND ALL CLAIMS RELATING TO OR ARISING OUT OF ANY ACT OR OMISSION BY SUMMIT IN THE COLLECTION OF PURCHASED ACCOUNTS, GROSS NEGLIGENCE AND INTENTIONAL MISCONDUCT EXCEPTED.

d.           Client shall promptly and completely respond to all requests from Summit for any information or records requested to assist in collection of Accounts.  If Client fails to respond to any request within Fifteen (15) days, Summit may deem the Account to no longer be an Acceptable Account.

e.           Upon inquiry from an Account Debtor or upon request of Summit, Client shall notify the Account Debtor to make payment directly to Summit.

f.           Any payments received by Client on Purchased Accounts shall be held in trust by Client for Summit.  In the event an Account Debtor makes payment to Client on any Purchased Account, Client shall immediately notify Summit of the payment and deliver the payment to Summit.  If payment is made in cash, such payment shall be immediately delivered to Summit.  If payment is made by check or similar instrument, such instrument shall be immediately delivered to Summit in the form received without negotiation.  If payment is made by electronic funds transfer, Client shall immediately forward such payment to Summit by electronic funds transfer.

If any payment received by Client on any Account is deposited or negotiated by Client, or if Client fails to tender the payment to Summit within Five (5) Banking Business Days of receipt by Client, Client shall promptly pay Summit the Payment Conversion Fee.

Client acknowledges and agrees that it has no right, title or interest whatsoever in the funds constituting payment of Purchased Accounts, that said funds are the sole and exclusive property of Summit, and that any use of or interference with said funds by Client will result in civil and criminal liability.

g.           Client shall immediately notify Summit of any dispute concerning any Purchased Account and of any bankruptcy filing, lien, garnishment or other legal action concerning any Purchased Account or Account Debtor.

h.           Summit may, but has no duty to, and Client hereby authorizes Summit to, execute and file, on behalf of Client or in Summit's name, mechanic's liens and all other notices and documents to create, perfect, preserve, foreclose and/or release any lien for work performed or materials provided to improve real property.  Except as otherwise instructed by Summit, Client is authorized to file any such mechanic's liens and other notices and documents in Client's discretion.

15.         Acceptable Accounts.

An Acceptable Account must meet all of the following requirements and conditions unless waived in writing by Summit.

a.           Client has sole and unconditional good title to the Account and the Account and any goods sold to create the Account are free from any security interest, assignment, lien or other encumbrance of any type except the security interests granted to Summit in connection with this Agreement.

b.           The Account is a bona fide obligation of the Account Debtor for the amount identified on the records of Client and there have been no payments, deductions, credits, payment terms, or other modifications or reductions in the amount owing on such Account except as reported to Summit in writing prior to making an Advance based on the Account.

One Up Innovations, Inc.	_______
5/12/10	Initials

c.           The Account must be submitted to Summit within Sixty (60) days of the date the goods are sold or the services performed giving rise to the Account are completed.

d.           There are no defenses or setoffs to payment of the Account which can be asserted by way of defense or counterclaim against Client or Summit.

e.           The Account will be timely paid in full by the Account Debtor.

f.           There have been no extensions, modifications, or other agreements relating to payment of such Account except as reported to Summit in writing prior to making an Advance.

g.           The Account does not represent a pre-billing and any services performed or goods sold which give rise to the Account have been completed and delivered and have been rendered or sold in compliance with all applicable laws, ordinances, rules and regulations and were performed or sold in the ordinary course of Client's business.

h.           The Account Debtor is located or authorized to do business within the United States or the Account has been insured under a policy of credit insurance from an insurer and upon terms acceptable to Summit.

i.            No proceeding has been commenced or petition filed under any bankruptcy or insolvency law by or against the Account Debtor; no receiver, trustee or custodian has been appointed for any part of the property of the Account Debtor; and no property of the Account Debtor has been assigned for the benefit of creditors.

j.            Neither the Account, nor any invoice, credit application, bill, billing memorandum, correspondence, or any other document relating to an Account, contracts for or charges interest or any other charge in excess of the maximum non-usurious rate allowed pursuant to applicable law.

k.           The Account is not past the Account Due Date.

l.           If the total of the outstanding Purchased Accounts owing by any single Account Debtor equals Sixty Percent (60%) or more of the total outstanding Purchased Accounts owing by all Account Debtors, the portion of the Purchased Accounts owing by that single Account Debtor in excess of this limit shall not be Acceptable Accounts.

m.          If Twenty-Five Percent (25%) or more of the outstanding Accounts owing by an Account Debtor are past the Account Due Date, none of the Accounts owing by that Account Debtor shall be Acceptable Accounts.

n.           Client is not liable to the Account Debtor for goods sold or services rendered by the Account Debtor.

o.           The Account Debtor is a duly organized and registered business entity and not an individual consumer.

p.           The Account will not be paid by credit card or other forms of electronic payment other than wire or ACH transfers sent directly to a deposit account specified by Summit.

q.           The Account does not arise from goods that are delivered on a bill-and-hold or cash-on-delivery basis or placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor is or may be conditional.

One Up Innovations, Inc.	_______
5/12/10	Initials

r.           The Account is not owing by a parent, subsidiary, sister company, or other company related to or an affiliate of Client, including, without limitation, WES Consulting, Inc.

16.         Grant of Security Interest.

Client hereby grants Summit a security interest in the Collateral.  Client and Summit acknowledge their mutual intent that all security interests contemplated herein are given as a contemporaneous exchange for new value to Client, regardless of when Advances to Client are actually made or when the Collateral is acquired.

The Collateral shall secure all of Client's present and future debts, obligations, and liabilities of whatever nature to Summit, including, without limitation, (a) all obligations of Client under this Agreement, and (b) transactions in which the documents evidencing the indebtedness refer to this grant of security interest as providing security therefore.

Client's obligations under this Agreement may also be secured by other collateral as may be evidenced by other documentation apart from this Agreement.

17.         Representations, Warranties, and Covenants of Client.

Client represents, warrants, and covenants that:

a.           FoamLabs is a corporation organized and existing in good standing under the laws of the State of Georgia.

b.           The complete and exact name of FoamLabs is FoamLabs, Inc.  The organizational number of FoamLabs assigned by its state of organization is 0640681.  During the Five (5) years preceding the date of this Agreement:  (a) FoamLabs has not been known by or used any legal, fictitious or trade name; (b) FoamLabs has not changed its name in any respect; (c) FoamLabs has not been the surviving entity of a merger or consolidation; and (d) FoamLabs has not acquired all or substantially all of the assets of any person or entity.

c.           One Up is a corporation organized and existing in good standing under the laws of the State of Georgia.

d.           The complete and exact name of One Up is One Up Innovations, Inc.  The organizational number of One Up assigned by its state of organization is 0439371.  During the Five (5) years preceding the date of this Agreement:  (a) One Up has not been known by or used any legal, fictitious or trade name; (b) One Up has not changed its name in any respect; (c) One Up has not been the surviving entity of a merger or consolidation except that in 2009 One Up was the surviving entity of a merger with One Up Acquisitions, Inc.; and (d) One Up has not acquired all or substantially all of the assets of any person or entity.

e.           The execution, delivery and performance by Client of this Agreement have been duly authorized by all necessary action on the part of Client, and are not inconsistent with any organizational documents of Client, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which Client is a party or by which it is bound, and upon execution and delivery hereof, this Agreement will constitute a legal, valid and binding agreement and obligation of Client, enforceable in accordance with its terms.

f.           All financial statements of Client, and of any guarantor of Client's obligations under this Agreement, fully and fairly present the financial condition of Client and any guarantor as of the date thereof and the results of operations for the period or periods covered thereby.  Since the date of such financial statements there has been no material adverse change in the financial condition of Client or any guarantor.  Client agrees to submit financial statements for Client to Summit and Client shall cause any guarantor to submit financial statements for such guarantor to Summit as may be requested by Summit, all such financial statements to fully and fairly present the financial condition of Client or such guarantor, as the case may be, and to be in a form and from a firm acceptable to Summit.

One Up Innovations, Inc.	_______
5/12/10	Initials

g.           Client shall conduct its business in a lawful manner and in compliance with all applicable federal, state, and local laws, ordinances, rules, regulations, and orders and shall pay when due all lawfully imposed taxes upon its property, business and income.  No later than the fifth day of each month, Client shall certify in writing to Summit, in a form acceptable to Summit, that all federal, state, and other taxes and assessments owing during the prior month have been paid in full.  Such certification shall be accompanied by proof of payment in a form acceptable to Summit.

h.           This Agreement, the financial statements referred to herein, and all other statements furnished by Client to Summit in connection herewith contain no untrue statement of a material fact and omit no material fact necessary to make the statements contained therein or herein not misleading.  Client represents and warrants that it has not failed to disclose in writing to Summit any fact that materially and adversely affects, or is reasonably likely to materially and adversely affect, Client's business, operations, properties, prospects, profits, condition (financial or otherwise), or ability to perform this Agreement.

i.            No change of control of Client or any guarantor shall occur except with prior written consent of Summit.

Change of control means (1) in the case of a corporation, any sale, assignment, or other transfer of more than Twenty-Five Percent (25%) of the stock of such corporation or the persons who are the directors of such corporation as of the date of this Agreement fail to constitute a majority of the Board of Directors of such corporation, or the president or any other executive officer of such corporation resigns, is terminated, or otherwise ceases to function in such position; (2) in the case of a general or limited partnership, any sale, assignment, or other transfer of more than Twenty-Five Percent (25%) of the general partnership interests of such partnership, any of the persons or entities who are a general partner of such partnership as of the date of this Agreement ceases to be a general partner of such partnership, the occurrence of any change of control in any general partner in such partnership, or any general manager or person holding a similar position in such partnership resigns, is terminated, or otherwise ceases to function in such position; or (3) in the case of a limited liability company, any of the persons or entities who are members of such limited liability company as of the date of this Agreement ceases to be a member of such limited liability company, any managing member or manager of such limited liability company resigns, is terminated, or otherwise ceases to function in such position, or the occurrence of any change of control in any such member, managing member or manager of such limited liability company.

18.         Representations, Warranties, and Covenants Concerning Collateral.

Client represents, warrants, and covenants concerning the Collateral as follows:

a.           All Purchased Accounts are Acceptable Accounts.

b.           Client is the sole owner of the Collateral.

c.           The Inventory and Accounts are not subject to, and will be kept free and clear of, any security interest, lien, assignment, or other encumbrance of any nature whatsoever except for current taxes and assessments which are not delinquent, the security interests created by this Agreement, and assignments and security interests created and disclosed in writing to Summit prior to execution of this Agreement.

d.           Summit is authorized to file UCC Financing Statements concerning the Collateral.  Client agrees to execute any notices of assignment and other documents reasonably requested by Summit for perfection or enforcement of the rights and interests of Summit, and to give good faith, diligent cooperation to Summit, and to perform such other acts reasonably requested by Summit for perfection and enforcement of the rights and interests of Summit.  Summit is authorized to file, record, or otherwise utilize such documents as it deems necessary to perfect and/or enforce any security interest or lien granted hereunder.

e.           The place of business of Client, or, if Client has more than one place of business, the location of its chief executive office, is located in the State of Georgia.  During the Five (5) years preceding the date of this Agreement, this location has not been located outside the State of Georgia.  This location will not be moved from the State of Georgia without at least Thirty (30) days prior written notice to Summit.

One Up Innovations, Inc.	_______
5/12/10	Initials

f.           The Collateral and all records of Client pertaining to the Collateral are located in the State of Georgia.  During the Five (5) years preceding the date of this Agreement, the Collateral and all records of Client pertaining to the Collateral have not been located outside the State of Georgia.

g.           Client shall keep the Equipment, if any, in good repair and be responsible for any loss or damage to the Equipment.  Client shall pay when due all taxes, license fees and other charges on the Equipment.  Client shall not sell, misuse, conceal, or in any way dispose of the Equipment or permit it to be used unlawfully or for hire or contrary to the provisions of any insurance coverage.  Risk of loss of the Equipment shall be on Client at all times unless Summit takes possession of the Equipment.  Loss of or damage to the Equipment or any part thereof shall not release Client from any of the obligations secured by the Equipment.

h.           Client agrees to (i) insure the Equipment and Inventory, at Client's expense, against loss, damage, theft, and such other risks as Summit may request to the full insurable value thereof and (ii) maintain general business liability insurance and product liability insurance, at Client’s expense, to such extent and against such hazards and liabilities as are commonly maintained by companies engaged in the same or a similar business and similarly situated as Client with insurance companies and policies satisfactory to Summit.  Summit shall be named as an additional insured and loss payee under such policies. All such policies shall provide for a minimum Thirty (30) days written cancellation notice to Summit.  Upon request, policies or certificates attesting to such coverage shall be delivered to Summit.  Insurance proceeds may be applied by Summit toward payment of any obligation secured by this Agreement, whether or not due, in such order of application as Summit may elect.

i.           So long as no Event of Default has occurred, Client shall have the right to sell or otherwise dispose of the Inventory in the ordinary course of business.  No other disposition of the Inventory may be made without the prior written consent of Summit.

19.         Assignment of Rights Concerning Collateral.

Client hereby assigns to Summit all of its interest in and rights to any Inventory which may be returned by Account Debtors, all rights as an unpaid vendor or lienor, all rights of stoppage in transit, repletion and reclamation relating thereto, all rights in and to all security therefor and guarantees thereof, all rights against third parties with respect thereto, and all rights under the UCC and any other law, statute, regulation or agreement.

20.         Renewal of Financing Period and Termination of Financing.

Each Financing Period shall automatically renew for an additional Financing Period unless Client or Summit provides written notice of non-renewal at least Sixty (60) days prior to the end of the current Financing Period.

If Client elects to terminate a Financing Period at any time other than the last day of a Financing Period, except to replace this financing with Qualified Bank Financing as provided herein during the first Twelve (12) months from the date hereof, or if an Event of Default terminates the financing of Client's Accounts, Client shall pay Summit an early termination fee equal to One Percent (1%) of the Maximum Credit Line, which amount shall be due and payable in full upon such termination.

Client must provide at least Sixty (60) days written notice to Summit of its intent to replace this financing with Qualified Bank Financing, which notice shall itemize the material financial terms of the Qualified Bank Financing.  Within Thirty (30) days of receipt of such notice, Summit may provide written notice to Client that Summit will match the material financial terms of the Qualified Bank Financing whereupon Summit and Client shall amend this Agreement to match the material financial terms of the Qualified Bank Financing and this Agreement shall remain in force.

One Up Innovations, Inc.	_______
5/12/10	Initials

Upon such non-renewal or termination, all other terms and provisions of this Agreement, including, without limitation, the security interests granted in favor of Summit, shall remain in full force and effect until all amounts owing to Summit hereunder have been finally paid in full, except that Client shall be excused from the covenants herein providing that Summit shall be the sole and exclusive purchaser and source of financing for Client's Accounts.

Upon expiration of the final Financing Period or any other termination, at the election of Summit, all outstanding Purchased Accounts will immediately be Chargeback Accounts and all amounts owing to Summit by Client pursuant to this Agreement shall, without notice of such election, accelerate and become immediately due and payable in full.

21.         Right to Perform for Client.

Summit may, in its sole discretion, elect to discharge any security interest, lien or other encumbrance upon any Accounts, elect to pay any subcontractor, vendor, materialman, laborer, or other person to whom Client is obligated, whether or not any mechanic's lien or other encumbrance has been asserted, and elect to pay any insurance charges payable by Client or provide insurance as required herein if Client fails to do so.  Any such payments and all expenses incurred in connection therewith shall be immediately due and payable by Client.  Summit shall have no obligation to discharge any such security interest, lien or other encumbrance or pay such insurance charges or provide such insurance.

22.         Power of Attorney to Endorse Checks.

Client does hereby make, constitute and appoint Summit, and its designees, as its true and lawful attorneys-in-fact, with full power of substitution, with full power to endorse the name of Client upon any checks or other forms of payment on Accounts and to effect the deposit and collection thereof.  This power of attorney is irrevocable and coupled with an interest.  Such power may be exercised at any time.  Client does hereby make, constitute, and appoint Summit, and its designees, as Client's true and lawful attorneys in fact, with full power of substitution, such power to be exercised only upon the occurrence of an Event of Default, to:  (a) receive, open, and dispose of all mail addressed to Client; (b) cause mail relating to Accounts of Client to be delivered to a designated address of Summit where Summit may open all such mail and remove therefrom any payment of such Accounts; and (c) Summit may do any and all other things necessary or proper to carry out the intent of this Agreement and to perfect and protect the rights of Summit created under this Agreement.  This power of attorney is irrevocable and coupled with an interest.  Exercise of any of the foregoing powers shall be in the sole discretion of Summit without any duty to do so.

23.         Disclosure of Information.

Client hereby consents to Summit disclosing to any financial institution or investor providing financing for Summit or participating in this financing, any and all information, knowledge, reports and records, including, without limitation, financial statements, concerning Client or any guarantor.

24.         Interest on Unpaid Amounts and Late Fees.

In the event Client fails to pay any amount owing to Summit when due, Client agrees to pay interest on such amount from the due date until paid, both before and after judgment, at the Default Rate.

25.         No Third Party Beneficiary.

This Agreement is made for the sole and exclusive benefit of Summit and Client and is not intended to benefit any third party.  No such third party may claim any right or benefit or seek to enforce any term or provision of this Agreement.

One Up Innovations, Inc.	_______
5/12/10	Initials

26.         Indemnification.

CLIENT AGREES TO INDEMNIFY SUMMIT FOR ANY AND ALL CLAIMS WHICH MAY BE ASSERTED AND FOR LIABILITIES AND DAMAGES WHICH MAY BE AWARDED AGAINST SUMMIT, AND FOR ALL REASONABLE ATTORNEYS FEES, LEGAL EXPENSES AND OTHER EXPENSES INCURRED IN DEFENDING SUCH CLAIMS, ARISING FROM OR RELATING IN ANY MANNER TO THE PURCHASE, FINANCING AND/OR COLLECTION OF ACCOUNTS PURSUANT TO THE TERMS OF THIS AGREEMENT, EXCLUDING CLAIMS BASED ON THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUMMIT.  SUMMIT SHALL HAVE SOLE AND COMPLETE CONTROL OF THE DEFENSE OF ANY SUCH CLAIMS, AND IS HEREBY GIVEN AUTHORITY TO SETTLE OR OTHERWISE COMPROMISE ANY SUCH CLAIMS AS SUMMIT, IN GOOD FAITH, DETERMINES SHALL BE IN ITS BEST INTERESTS.

27.         Default and Remedies.

Time is of the essence of this Agreement.  The occurrence of any of the following events shall constitute a default under this Agreement and be termed an "Event of Default":

a.           Failure by Client to pay any amount to Summit when due.

b.           Client fails in the payment or performance of any obligation, covenant, agreement, or liability created by this Agreement.

c.           Any representation, warranty, or financial statement made by or on behalf of Client, or any guarantor, proves to have been materially false or materially misleading when made or furnished.

d.           Any default or event which, with the giving of notice or the passage of time or both, would constitute a default, occurs on any indebtedness of Client or any guarantor.

e.           Client or any guarantor becomes dissolved or terminated, dies, or experiences a business failure.

f.           A receiver, trustee, or custodian is appointed for any part of Client's or any guarantor's property, or any part of Client's or any guarantor's property is assigned for the benefit of creditors.

g.           Any proceeding is commenced or petition filed under any bankruptcy or insolvency law by or against Client or any guarantor.

h.           Any judgment is entered against Client or any guarantor which may materially affect Client's or any guarantor's financial condition.

i.            Client or any guarantor becomes insolvent or unable to pay its debts as they mature.

j.           The Purchased Accounts become, for any reason whatsoever, substantially delinquent or uncollectible.

Waiver of any Event of Default shall not constitute a waiver of any subsequent Event of Default.

Upon the occurrence of any Event of Default and at any time thereafter, at the election of Summit and without notice of such election, Summit may immediately terminate the right of Client to request Advances, treat all outstanding Purchased Accounts as Chargeback Accounts, and all obligations of Client to Summit shall accelerate and become immediately due and payable in full and Summit shall have all rights and remedies created by or arising from this Agreement and the following rights and remedies, in addition to all other rights and remedies existing at law, in equity, or by statute:

One Up Innovations, Inc.	_______
5/12/10	Initials

a.           Summit shall have all the rights and remedies available under the UCC.

b.           Summit shall have the right to enter upon any premises where the Collateral or records pertaining thereto may be and take possession of the Collateral and records relating thereto.

c.           Upon request of Summit, Client shall, at the expense of Client, assemble the Collateral and records relating thereto at a place designated by Summit and tender the Collateral and records to Summit.

d.           Without notice to Client, Summit may obtain the appointment of a receiver of the business, property and assets of Client and Client hereby consents to the appointment of Summit or such person as Summit may designate as such receiver.

e.           Summit may sell, lease or otherwise dispose of any or all of the Collateral and, after deducting the reasonable costs and out-of-pocket expenses incurred by Summit, including, without limitation, (i) reasonable attorneys fees and legal expenses, (ii) transportation and storage costs, (iii) costs of advertising sale of the Collateral, (iv) sale commissions, (v) sales tax, (vi) costs for improving or repairing the Collateral, and (vii) costs for preservation and protection of the Collateral, and apply the remainder against, or to hold as a reserve against, the obligations secured by this Agreement.

Client and any guarantors shall be liable for all deficiencies owing on any obligations secured by the Collateral after liquidation of the Collateral.

Upon occurrence of an Event of Default, the interest rate on obligations of Client owing to Summit shall be increased to the Default Rate.  After the occurrence of an Event of Default, Summit shall retain the exclusive right to collect outstanding Chargeback Accounts, regardless of whether the Chargeback Account has been repurchased by Client, until all obligations owing to Summit by Client have been paid in full.

The rights and remedies herein conferred are cumulative and not exclusive of any other rights or remedies and shall be in addition to every other right, power and remedy herein specifically granted or existing at law, in equity, or by statute which Summit might otherwise have and may be exercised from time to time and as often and in such order as may be deemed expedient by Summit.  No delay or omission by Summit in the exercise of any such right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any Event of Default or to be an acquiescence therein.

28.         Payment of Expenses and Attorneys Fees.

Client shall pay all reasonable expenses of Summit relating to the negotiation, documentation, and administration of this Agreement, including, without limitation, title insurance, recording fees, filing fees, fees of collection services, reasonable attorneys fees and legal expenses, returned check fees, photocopies, postage, audit and field examination fees and costs, inspection fees, wire transfer fees, and overnight delivery expenses, whether incurred in making Advances, in future amendments or modifications to this Agreement, or in ongoing administration of this financing.

Upon occurrence of an Event of Default, Client agrees to pay all costs and expenses, including reasonable attorney fees and legal expenses, incurred by Summit in enforcing or exercising any remedies under this Agreement or any other rights and remedies.

Client agrees to pay all expenses, including reasonable attorney fees and legal expenses, incurred by Summit in any bankruptcy proceedings of any type involving Client, any guarantor, this Agreement, the Purchased Accounts, or the Collateral, including, without limitation, expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral or relating to any plan of reorganization.

One Up Innovations, Inc.	_______
5/12/10	Initials

29.         Bankruptcy Considerations.

Client covenants that it will notify Summit of any voluntary or involuntary bankruptcy petition under the United States Bankruptcy Code filed by or against Client or any guarantor, or any assignment for the benefit of creditors by Client or any guarantor, within Twenty-Four (24) hours of any such filing or assignment.  Failure to notify Summit of any such bankruptcy filing or assignment within Twenty-Four (24) hours shall constitute an Event of Default.

Client acknowledges that this Agreement is a contract to extend debt financing or financial accommodations to or for the benefit of Client within the meaning of 11 U.S.C. § 365(c)(2) and, as such, may not be assumed or assigned.  Summit shall be under no obligation to provide any financing under this Agreement from and after the filing of any voluntary or involuntary petition against Client.

30.         Limitation of Consequential Damages.

Summit and its general and limited partners, the partners, members, officers and directors thereof, and the employees, representatives, agents, and attorneys of Summit, shall not be liable to Client or any guarantor for consequential damages arising from or relating to any breach of contract, tort, or other wrong in connection with the negotiation, documentation, administration of this Agreement or collection of the Accounts.

31.         Force Majeure.

In the event Summit is unable to carryout its obligations under this Agreement due to reasons beyond its reasonable control, it is agreed that the obligations of Summit hereunder shall be suspended during the continuance of such inability, Summit shall not be liable for damages, and Client shall not be entitled to any refund of amounts paid, provided that such cause shall be remedied as far as reasonably possible with all reasonable dispatch.

32.         Revival Clause.

If the incurring of any debt by Client or the payment of any money or transfer of property to Summit by or on behalf of Client or any guarantor (including collection of any Account) should for any reason subsequently be determined to be "voidable" or "avoidable" in whole or in part within the meaning of any state or federal law (collectively "voidable transfers"), including, without limitation, fraudulent conveyances or preferential transfers under the United States Bankruptcy Code or any other federal or state law, and Summit is required to repay or restore any voidable transfers or the amount or any portion thereof, or upon the advice of counsel for Summit is advised to do so, then, as to any such amount or property repaid or restored, including all reasonable costs, expenses, and attorneys fees of Summit related thereto, the liability of Client and any guarantor shall automatically be revived, reinstated and restored and shall exist as though the voidable transfers had never been made.

33.         Nature of Client’s Obligations.

a.           All obligations pursuant to this Agreement shall be the joint and several obligations of each Client.  Each reference to “Client” hereunder shall be deemed to refer to each Client individually and collectively and each obligation to be performed by “Client” hereunder shall be performed by each Client.  Summit shall have no responsibility to inquire into the apportionment, allocation, or disposition of any Advances or other payments made under this Agreement.  Each Client hereby irrevocably appoints the other as its agent and attorney-in-fact for all purposes of the related documents, including, without limitation, the giving and receiving of notices and other communications and the making of all certifications and reports required pursuant to this Agreement.  The action of any Client with respect to any Advance or other payment made under this Agreement and the requests, notices, reports, and other materials submitted by any Client shall bind each Client.

b.           Each Client hereby agrees to indemnify Summit and hold Summit harmless from and against any and all liabilities, expenses, losses, damages and/or claims of any damage or injury asserted against Summit by Client or any other person arising from or incurred by reason of the joint nature of the financing hereunder or any action taken by Summit pursuant hereto.

One Up Innovations, Inc.	_______
5/12/10	Initials

c.           Each Client represents and warrants to Summit that each request for the purchase of any Account was and is made by each Client and that each Client is engaged in operations that require financing on such a joint basis.  Each Client will and expects to derive benefit, directly or indirectly, from Summit’s purchase of Acceptable Accounts.

d.           Each Client shall be a direct, primary, and independent obligor and shall not be deemed to be a guarantor, accommodation party, or other person secondarily liable for the Obligations.  “Obligations” as used in this Section means, as the context requires, all duties and obligations from time to time arising under this Agreement and under all agreements and documents related hereto.  Without limiting the foregoing, however, each Client represents, warrants, covenants, and agrees as follows:

(i)           Summit may enforce this Agreement against any property, interests in property, and rights to property securing any or all Obligations without first having sought enforcement of this Agreement and any related documents against Client or any other Collateral.

(ii)           Such Obligations shall not be affected by any of the following:  (A) the bankruptcy, disability, dissolution, incompetence, insolvency, liquidation, or reorganization of any Client; (B) any defense of any Client to payment or performance of any or all Obligations or enforcement of any and all liens and encumbrances; (C) the discharge, modification of the terms of, reduction in the amount of, or stay of enforcement of any or all liens and encumbrances or any or all Obligations in any bankruptcy, insolvency, reorganization, or other legal proceeding or by law, ordinance, regulation, or rule (federal, state, province, territory, or local); (D) the cessation of liability of any Client or any or all Obligations; and (E) any claim or dispute by any other Client concerning the occurrence of any default in performance of any Obligations, or any other matter.

(iii)          Summit may do the following acts or omissions from time to time without notice to or consent of any Client and without receiving payment or other value, nor shall the following acts or omissions affect, delay, or impair any of such Obligations or any or all liens and encumbrances:  (A) Summit may obtain Collateral or additional collateral; (B) with the agreement of one Client, Summit may substitute for any or all Collateral regardless of whether the same type or greater or lesser value; (C) Summit may release any or all Collateral; (D) Summit may compromise, delay enforcement, fail to enforce, release, settle or waive any rights or remedies of Summit as to any or all Collateral; (E) Summit may sell or otherwise dispose of any Collateral in accordance with this Agreement and in such manner or order as Summit determines; (F) Summit may fail to perfect, fail to protect the priority of, and fail to ensure an or all liens or encumbrances; (G) Summit may fail to inspect, insure, maintain, preserve or protect any of the Collateral; (H) Summit may obtain additional obligors for any or all such Obligations; (I) with the agreement of one Client, Summit may increase or decrease any or all Obligations or otherwise change terms of any or all Obligations; (J) Summit may release any Client; (K) Summit may compromise, delay enforcement, fail to enforce, release, settle, or waive any Obligation of any Client with the agreement of that Party; (L) Summit may make Advances to, or grant other financial accommodations for any Client; (M) Summit may fail to file or pursue a claim in any bankruptcy, insolvency, reorganization or other proceeding as to any or all liens and encumbrances or any or all Obligations; (N) Summit may amend, modify, extend, renew, restate, supplement, or terminate in whole or in part the obligation of any Party with the agreement of that Party; (O) Summit may take or fail to take any other action with respect to this agreement or any Party; and (P) Summit may do any other acts or make any other omission that result in the extinguishment of the obligation of any Party.  As used herein, “Party” means Client and each other person that from time to time is or becomes obligated to Summit under this Agreement or any guarantee or grants any lien or encumbrance to Summit with respect to any Collateral.

(iv)          Each Client waives any and all rights and benefits under any laws that limit the liability or exonerate guarantors or sureties now or hereafter in effect and any other statutes or rules now or hereafter in effect that purport to confer specific rights upon or make specific defenses or procedures available to any Client.

One Up Innovations, Inc.	_______
5/12/10	Initials

(v)           Each Client waives any rights that require Summit, and Summit shall have no obligation to, provide to Client any information concerning the performance of any other Client, the Obligations of Client hereunder, or under any related documents, or the ability of the other to perform the Obligations or any other matter, regardless of what information Summit may from time to time have.  Each Client waives any and all present and future claims, remedies and rights against the other or any other Client, the Collateral and any other property, interest in property or rights to property of any other Party (A) arising from any performance hereunder, (B) arising from any application of any Collateral, or any other property, interest in property or rights to property of any other Client, or (C) otherwise arising in respect of this Agreement, regardless of whether such claims, remedies and rights arise under any present or future agreement, document or instrument or are provided by any law, ordinance, regulation or rule (federal, state, province, territory, or local) (including, without limitation, any and all rights of contribution, exoneration, indemnity, reimbursement, and subrogation and any and all rights to participate in the rights and remedies of Summit, against any Client).  To the fullest extent that rights of contribution, exoneration, indemnity, reimbursement, and subrogation are not waivable, such rights are hereby subordinate and subject to all rights, liens, and claims of Summit.

e.           Each Client hereby represents and warrants to Summit that:

(i)            As of the date of this Agreement and after giving effect to the execution and delivery of this Agreement and the obligations hereby assumed, the sum of each Client’s debts is less than all of such Client’s assets at fair valuation.

(ii)           Client is not entering into this Agreement, granting any security in connection with this Agreement, or otherwise making any transfer in connection with this Agreement, with actual intent to hinder, delay, or defraud any creditor of Client, whether such creditor now exists or may hereafter arise.

(iii)          Client acknowledges that Summit’s agreement to consider purchasing Acceptable Accounts pursuant to this Agreement constitutes reasonably equivalent value in exchange for the execution and delivery by Client of this Agreement, the granting of security in connection with this Agreement, and all transfers made by Client in connection with this Agreement.  Client agrees that the execution of this Agreement, the joint financing contemplated by this Agreement, and other related documents, and the other terms and conditions of this Agreement, even though entailing some risks, have been determined by Client to be the most desirable form of financing for Client’s operations and to provide to Client more availability of funds and flexibility in satisfying Client’s needs for funds.

(iv)          Client is not engaged or about to be engaged in a business or transaction for which the assets of Client (after giving effect to the granting of any security in connection with the execution and delivery of this Agreement and any other transfer made or contemplated to be made in connection with the execution and delivery of this Agreement) would be unreasonably small in relation to the business or transaction.

(v)           Client does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due.

(vi)          As used in this Section, the term “transfer” shall include every mode, direct or indirect, absolute or conditional, voluntary or involuntary of disposing of or parting with an asset or an interest in an asset and includes payment of money, release, lease, and creation of a lien or other encumbrance.

f.           Indemnity Obligations:

(i)           Each Client acknowledges that pursuant to the terms of this Agreement and all other agreements and documents related hereto, each Client, along with any guarantor, is jointly and severally liable for all of the Obligations, whether or not the Obligations represent amounts actually advanced to an individual Client.  Accordingly, each Client has expressly assumed the risk that such Client may be held liable for, and such Client’s property may be applied to payment of, amounts advanced pursuant to this Agreement to or for the benefit of another Client.  Nothing contained in this Agreement shall in any way limit the obligations of any Client to Summit or otherwise limit the joint and several nature of all of the obligations of each Client.  Each Client shall be fully liable to Summit pursuant to this Agreement without regard to any allocation of losses and liabilities by virtue of such indemnity provisions or otherwise.

One Up Innovations, Inc.	_______
5/12/10	Initials

(ii)           In any action or proceeding involving any state or local law, or any state, local, or federal bankruptcy, insolvency, reorganization, or other law affecting the rights of creditors generally, if the obligations of any Client would otherwise, taking into account the provisions of this Section, be held or determined to be void, invalid, or unenforceable, or subordinated to the claims of any of their creditors, on account of the amount of its liability under this Agreement and all other related documents, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Client, Summit, or any other person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

34.         Severability of Invalid Provisions, Headings, Interpretations of Agreement.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

All references in this Agreement to the singular shall be deemed to include the plural when the context so requires, and visa versa.  References in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

35.         Notices.

All notices which are expressly required to be in writing may be mailed, postage prepaid, addressed to the address stated at the beginning of this Agreement, or to such other address which is provided in accordance with this Section.  Any notice so mailed shall be deemed given Three (3) days after mailing.  Any notice otherwise delivered shall be deemed given when received by the addressee.  Any notice which is not expressly required to be given in writing may be given orally.

36.         Survival of Representations, Warranties and Covenants.

All agreements, representations, warranties and covenants made herein by Client shall survive the execution and delivery of this Agreement and any bankruptcy proceedings involving Client and shall continue in effect so long as any obligation to Summit contemplated by this Agreement is outstanding and unpaid, notwithstanding any termination of this Agreement.

37.         Jury Waiver, Exclusive Jurisdiction of Utah Courts.

CLIENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

Client acknowledges that by execution and delivery of this Agreement, Client has transacted business in the State of Utah and Client hereby voluntarily submits to, consents to, and waives any defense to the jurisdiction of courts located in the State of Utah as to all matters relating to or arising from this Agreement.

EXCEPT AS EXPRESSLY AGREED IN WRITING BY SUMMIT, THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF UTAH SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OF ANY AND ALL CLAIMS, DISPUTES, AND CONTROVERSIES ARISING UNDER OR RELATING TO THIS AGREEMENT.  NO LAWSUIT, PROCEEDING, ALTERNATIVE DISPUTE RESOLUTION, OR ANY OTHER ACTION RELATING TO OR ARISING UNDER THIS AGREEMENT MAY BE COMMENCED OR PROSECUTED IN ANY OTHER FORUM, EXCEPT AS EXPRESSLY AGREED IN WRITING BY SUMMIT.

One Up Innovations, Inc.	_______
5/12/10	Initials

38.         Assignability.

This Agreement is not assignable or transferable by Client and any such purported assignment or transfer is void.  This Agreement shall be binding upon the successors of Client.  Client acknowledges and agrees that Summit may assign all or any portion of this Agreement, including, without limitation, assignment of the rights, benefits and remedies of Summit hereunder without any assignment of the duties, obligations or liabilities of Summit hereunder, and may sell participations in this financing.

39.         Integrated Agreement, Amendment, Headings, Governing Law.

This Agreement replaces and supersedes any prior agreement between Client and Summit.  This Agreement and the documents identified or contemplated herein constitute the entire agreement between Summit and Client as to the subject matter hereof and may not be altered or amended except by written agreement signed by Summit and Client.  No provision hereof may be waived by Summit except upon written waiver executed by Summit.  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah and this Agreement shall be deemed to have been executed by the parties in the State of Utah.  This Agreement shall not be deemed to have been entered into until accepted by Summit at its chief executive office in Salt Lake City, Utah and shall be performed by Summit and the financing administered by Summit in Salt Lake City, Utah.

Dated:  May 17, 2010.

Summit Financial Resources, L.P.

By:	/s/ Mark J. Picillo
Name:	Mark J. Picillo
Title:	Senior Vice President

One Up Innovations, Inc., a Georgia corporation

By:	/s/ Louis S. Friedman
Name:	Louis S. Friedman
Title:	President & CEO

FoamLabs, Inc., a Georgia corporation

By:	/s/ Louis S. Friedman
Name:	Louis S. Friedman
Title:	President & CEO

One Up Innovations, Inc.	_______
5/12/10	Initials